Conformed Copy

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                                    INDENTURE

                                 by and between

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1997-1

                                   as Issuer,

                           FIRST SIERRA FINANCIAL, INC

                           as Servicer and Originator

                                       and

                              BANKERS TRUST COMPANY

                            as the Indenture Trustee

                  --------------------------------------------

                          Dated as of September 1, 1997

                  --------------------------------------------

                  First Sierra Equipment Contract Trust 1997-1
                         Equipment Contract-Backed Notes

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS---------------------------------------------------------1

   Section 1.01   Definitions--------------------------------------------------1

   Section 1.02   Incorporation by Reference of the Trust Indenture Act--------1

   Section 1.03   General Interpretive Principles------------------------------1

   Section 1.04   Conflict with TIA--------------------------------------------2

ARTICLE II. PLEDGE OF INITIAL PLEDGED PROPERTY; ORIGINAL
ISSUANCE OF NOTES AND RESIDUAL CLASS-------------------------------------------2

   Section 2.01   Pledge of Pledged Property-----------------------------------2

   Section 2.02   Indenture Trustee to Act as Custodian------------------------3

   Section 2.03   Conditions to Closing----------------------------------------3

   Section 2.04   Acceptance by Indenture Trustee------------------------------5

   Section 2.05 Liabilities of the Trust and Parties to this Indenture; Limitations Thereon----------------------------------------------5

   Section 2.06   Intended Tax Characterization--------------------------------6

   Section 2.07   Treasury Securities------------------------------------------7

ARTICLE III. ACCOUNTS; ALLOCATION AND APPLICATION OF THE TRUST FUND------------7

   Section 3.01   Collection Account-------------------------------------------7

   Section 3.02   Investment of Monies Held in the Accounts; Subaccounts-------8

   Section 3.03   The Note Insurance Policy and the Letter of Credit.----------8

   Section 3.04   Disbursements From Collection Account-----------------------13

   Section 3.05   Statements to Noteholders-----------------------------------19

   Section 3.06   Compliance With Withholding Requirements--------------------21

ARTICLE IV. REMOVAL OF NON CONFORMING PLEDGED PROPERTY;
SUBSTITUTION OF CONTRACTS-----------------------------------------------------22

   Section 4.01   Removal of Non Conforming Pledged Property------------------22

   Section 4.02   Substitution of Contracts-----------------------------------22

   Section 4.03   Release of Trust Property-----------------------------------23

ARTICLE V. THE NOTES----------------------------------------------------------24

   Section 5.01   The Notes---------------------------------------------------24

   Section 5.02   Initial Issuance of Notes-----------------------------------27

   Section 5.03   Registration of Transfer and Exchange of Notes--------------27

   Section 5.04   Mutilated, Destroyed, Lost or Stolen Notes------------------28

   Section 5.05   Persons Deemed Owners---------------------------------------28

   Section 5.06   Access to List of Noteholders' Names and Addresses----------28

   Section 5.07   Acts of Noteholders-----------------------------------------29

   Section 5.08   No Proceedings----------------------------------------------29

ARTICLE VI. THE TRUST---------------------------------------------------------29

   Section 6.01   Liability of the Trust--------------------------------------29

   Section 6.02   Limitation on Liability of the Trust------------------------29

   Section 6.03   Indemnity for Liability Claims------------------------------30

   Section 6.04   Liabilities-------------------------------------------------30

   Section 6.05   [Reserved].-------------------------------------------------30

   Section 6.06   Annual Statement as to Compliance---------------------------30

   Section 6.07   Payment of Principal and Interest---------------------------31

   Section 6.08   Maintenance of Office or Agency-----------------------------31

   Section 6.09   Money for Payments to be Held in Trust----------------------31

   Section 6.10   Existence---------------------------------------------------33

   Section 6.11   Protection of Trust Property--------------------------------33

   Section 6.12   Performance of Obligations; Servicing of Receivables--------34

   Section 6.13   Negative Covenants------------------------------------------34

   Section 6.14   Trust May Consolidate, Etc. Only on Certain Terms-----------35

   Section 6.15   Successor or Transferee-------------------------------------37

   Section 6.16   No Other Business-------------------------------------------37

   Section 6.17   No Borrowing------------------------------------------------37

   Section 6.18   Guarantees, Loans, Advances and Other Liabilities-----------38

   Section 6.19   Capital Expenditures----------------------------------------38

   Section 6.20   Compliance with Laws----------------------------------------38

   Section 6.21   Further Instruments and Acts--------------------------------38

ARTICLE VII. THE INDENTURE TRUSTEE--------------------------------------------38

   Section 7.01   Duties of Indenture Trustee---------------------------------38

   Section 7.02   Eligible Investments----------------------------------------40

   Section 7.03   Indenture Trustee's Assignment of Contracts-----------------41

   Section 7.04   Certain Matters Affecting the Indenture Trustee-------------41

   Section 7.05   Indenture Trustee Not Liable for Notes or Contracts---------42

   Section 7.06   Indenture Trustee May Own Notes-----------------------------43

   Section 7.07   Indenture Trustee's Fees and Expenses-----------------------43

   Section 7.08   Eligibility Requirements for Indenture Trustee--------------44

   Section 7.09   Preferential Collection of Claims Against Issuer------------44

   Section 7.10   Resignation or Removal of Indenture Trustee-----------------45

   Section 7.11   Successor Indenture Trustee---------------------------------46

   Section 7.12   Merger or Consolidation of Indenture Trustee----------------46

   Section 7.13   Appointment of Co Indenture Trustee or Separate
   Indenture Trustee----------------------------------------------------------47

   Section 7.14   Indenture Trustee May Enforce Claims Without
   Possession of Note---------------------------------------------------------48

   Section 7.15   Suits for Enforcement---------------------------------------48

   Section 7.16   Undertaking for Costs---------------------------------------49

   Section 7.17   Representations and Warranties of Indenture Trustee---------49

   Section 7.18   Tax Returns-------------------------------------------------50

ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES-------------------------------------50

   Section 8.01   Events of Default.------------------------------------------50

   Section 8.02   Acceleration of Maturity, Rescission and Annulment.---------51

   Section 8.03   Remedies----------------------------------------------------51

   Section 8.04   Notice of Event of Default.---------------------------------52

   Section 8.05   Exercise of Power by Indenture Trustee----------------------52

   Section 8.06   Indenture Trustee May File Proofs of Claim.-----------------52

   Section 8.07   Allocation of Money Collected-------------------------------53

   Section 8.08   Waiver of Events of Default---------------------------------54

   Section 8.09   Limitation On Suits-----------------------------------------55

   Section 8.10   Unconditional Right of Noteholders to Receive
   Principal and Interest-----------------------------------------------------55

   Section 8.11   Restoration of Rights and Remedies.-------------------------56

   Section 8.12   Rights and Remedies Cumulative------------------------------56

   Section 8.13   Delay or Omission Not Waiver--------------------------------56

   Section 8.14   Control by Controlling Parties------------------------------56

   Section 8.15   Sale of Pledged Property------------------------------------56

   Section 8.16   Action on Notes---------------------------------------------57

ARTICLE IX. TERMINATION-------------------------------------------------------57

   Section 9.01   Termination of Obligations and Responsibilities-------------57

   Section 9.02   Optional Redemption of Notes; Final Disposition of Funds----58

ARTICLE X. Noteholders' Lists and Reports-------------------------------------59

   Section 10.01  Trust To Furnish To Indenture Trustee Names and
   Addresses of Noteholders---------------------------------------------------59

   Section 10.02  Preservation of Information; Communications to Noteholders--59

   Section 10.03  Reports by Trust--------------------------------------------60

   Section 10.04  Reports by Indenture Trustee--------------------------------60

   Section 10.05  Compliance Certificates and Opinions, etc.------------------60

ARTICLE XI. MISCELLANEOUS PROVISIONS------------------------------------------61

   Section 11.01  Amendment---------------------------------------------------61

   Section 11.02  Conformity With Trust Indenture Act-------------------------62

   Section 11.03  Limitation on Rights of Noteholders-------------------------62

   Section 11.04  Counterparts------------------------------------------------63

   Section 11.05  GOVERNING LAW-----------------------------------------------63

   Section 11.06  Notices-----------------------------------------------------63

   Section 11.07  Severability of Provisions----------------------------------63

   Section 11.08  Conflict with Trust Indenture Act---------------------------64

   Section 11.09  Third Party Beneficiary-------------------------------------64

   Section 11.10  Assignment--------------------------------------------------64

   Section 11.11  Binding Effect----------------------------------------------64

   Section 11.12  Survival of Agreement---------------------------------------64

   Section 11.13  Captions----------------------------------------------------64

   Section 11.14  Exhibits----------------------------------------------------64

   Section 11.15  Calculations------------------------------------------------64

   Section 11.16  No Proceedings----------------------------------------------65

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1997-1

                  Reconciliation and Tie between the Indenture
                      dated as of September 1, 1997 and the
                     Trust Indenture Act of 1939, as amended

       Trust Indenture Act Section                   Indenture Section
       ---------------------------                   -----------------

               ss. 310(a)(1)                                 ss. 7.08
                 (a)(2)                                     7.08
                 (a)(3)                                     7.13
                 (a)(4)                                Not Applicable
                   (b)                                   7.08; 7.10
                   (c)                                 Not Applicable
                 311(a)                                     7.09
                   (b)                                      7.09
                 312(a)                                    10.02
                   (b)                                     10.02
                   (c)                                     10.02
                 313(a)                                    10.04
                 (b)(1)                        10.02; 10.04; 4.01; 4.02; 4.03
                 (b)(2)                                    10.04
                   (c)                                     10.04
                   (d)                                     10.04
                 314(a)                              10.03; 3.05; 6.06
                   (b)                                 Not Applicable
                 (c)(1)                                    10.05
                 (c)(2)                                    10.05
                 (c)(3)                                Not Applicable
                   (d)                                 Not Applicable
                   (e)                                     10.05
                   (f)                                 Not Applicable
                 315(a)                                  7.01; 7.05
                   (b)                                      8.04
                   (c)                                      8.05
                   (d)                                      7.01
                   (e)                                      7.01
         316(a) (last sentence)                             2.07
                (a)(1)(A)                                   7.17
                (a)(1)(B)                                   8.06
                317(a)(1)                                   8.03
                 (a)(2)                                     8.04
                   (b)                                      6.09
                 318(a)                                    11.09
                   (c)                                     11.09

            This INDENTURE, dated as of September 1, 1997, is made by and between First Sierra Equipment Contract Trust 1997-1, a Delaware business trust (the "Trust"), First Sierra Financial, Inc., as servicer (in such capacity, the "Servicer"), as originator (in such capacity, the "Originator") and, in its individual capacity (in such capacity "First Sierra") and Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

            In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

            Section 1.02 Incorporation by Reference of the Trust Indenture Act . Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "indenture securities" means the Notes.

            "indenture security holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "Indenture Trustee" or "institutional trustee" means the Indenture Trustee.

            "obligor" on the indenture securities means the Issuer.

            All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

            Section 1.03 General Interpretive Principles . For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

            (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

            (d) a reference  to a  Subsection  without  further  reference  to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 1.04 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                   ARTICLE II.

                       PLEDGE OF INITIAL PLEDGED PROPERTY;
                  ORIGINAL ISSUANCE OF NOTES AND RESIDUAL CLASS

            Section 2.01 Pledge of Pledged Property. The Trust, simultaneously with the execution and delivery of this Indenture, does hereby pledge, deposit, transfer, assign, and otherwise grant to the Indenture Trustee, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests may appear as provided in this Indenture, all the right, title, and interest of the Trust in and to (a)(i) any Equipment that is owned by the Trust and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Trust in any of the Equipment that is not owned by the Trust, (b) the Contracts, including, without limitation, all Scheduled Payments, Residual Receipts, Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts, (c) any guarantees of an Obligor's obligations under a Contract, (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the

Contracts, (f) all of the Trust's right, title and interest in and to, and rights under the Depositor Transfer Agreement, the Receivables Transfer
Agreement and the Servicing Agreement, each as executed and delivered in accordance therewith, (g) the Note Insurance Policy, (h) all amounts on deposit in the Collection Account and the Lockbox Account held by the Indenture Trustee,
(i) all of the Trust's right, title and interest in and to all Source Agreements and Source Agreement Rights to the extent they relate to any Contract and any Equipment covered by the Contracts, and (j) any and all income and proceeds of any of the foregoing (all of the foregoing, collectively, constituting the "Pledged Property"); provided, however, that the pledge, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto.

            This Indenture is a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of Florida, New York and Texas. The pledge provided for in this Section 2.01 is intended by the Trust to be a grant by the Trust to the Indenture Trustee on behalf of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests may appear, of a valid first priority perfected security interest in all of the Trust's right, title and interest in and to the Pledged Property.

            Section 2.02 Indenture Trustee to Act as Custodian. The executed original counterpart of each Contract, together with the other documents or instruments, if any, which constitute a part of a Contract File shall be held by the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests may appear.

            Section 2.03 Conditions to Closing . As conditions to the execution, authentication and delivery of the Notes by the Indenture Trustee and the sale of the Notes by the Trust (by issuance thereof by the Trust upon the Trust's instructions) on the Closing Date, (i) the Trust shall have received by wire transfer the net proceeds of sale of the Class A Notes, Class B-1 Notes, the Class-B-2 Notes and the Class B-3 Notes in authorized denominations equal in the aggregate to the Initial Class A Note Principal Balance, the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance, and (ii) the Indenture Trustee shall have received the following on or before the Closing Date:

            (a) The List of Initial Contracts, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

            (b) Copies of resolutions of the Transferor approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Transferor;

            (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of the Transferor in the State of Delaware;

            (d) Copies of resolutions of the Depositor approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Depositor;

            (e) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of the Depositor in the State of Delaware;


            (f) A copy of the Trust Certificate;

            (g) Delivery of the executed Financing Statements with respect to the Contracts, in accordance with the Filing Requirements, prepared for filing;

            (h) A certificate listing the Servicing Officers as of the Closing Date;

            (i) Executed copies of the Transaction Documents in form and substance acceptable to the Note Insurer and the Letter of Credit Bank;

            (j) Copies of resolutions of the Board of Directors of First Sierra approving the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of First Sierra;

            (k) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of First Sierra in the States of Delaware and Texas;

            (l) An executed Note Insurance Policy;

            (m) A custody receipt, substantially in the form of Exhibit A hereto, pursuant to which the Indenture Trustee certifies that it has received a contract file with respect to each Contract on the List of Contracts;

            (n) All Necessary Consents;

            (o) The Letter of Credit;

            (p) A letter from Moody's that it has assigned a rating of (i) "P-1" to the Class A-1 Notes and (ii) "Aaa" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

            (q) A letter form S&P that it has assigned a rating of (i) "A-1+" to the Class A-1 Notes and (ii) "AAA" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

            (r) A letter from DCR that it has assigned a rating of (i) "BBB" to the Class B-1 Notes, (ii) "AA" to the Class B-2 Notes and (iii) "B" to the Class B-3 Notes; and

            (s) Opinions of counsel to First Sierra, the Transferor and the Depositor, in form and substance acceptable to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank, covering such matters as the Indenture Trustee, the Note Insurer or the Letter of Credit Bank may reasonably request including, without limitation, opinions concerning nonconsolidation, true sale, security interest, federal tax and general corporate matters;

and (iii) the Note Insurer and the Letter of Credit Bank shall have received in writing on or before the Closing Date the following:

                  (a) Acknowledgement by the Back-up Servicer that it and the Servicer have agreed to a format pursuant to which data will be received;

                  (b) An opinion of counsel to the Back-up Servicer dated as of the Closing Date, as to the due authorization, execution and delivery of the Servicing Agreement by the Back-up Servicer; and

                  (c) An officer's certificate from a responsible officer of the Back-up Servicer, dated as of the Closing Date, to the effect that (i) the representations and warranties contained in Section 2.03 of the Servicing Agreement are true and correct in all material respects as of the Closing Date and (ii) no Event of Back-up Servicing Termination exists.

            Section 2.04 Acceptance by Indenture Trustee. The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Indenture, of all right, title and interest in and to the Pledged Property on behalf of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests may appear, and declares that the Indenture Trustee holds and will hold such right, title and interest for the benefit of all present and future Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests may appear, for the use and purpose and subject to the terms and provisions of this Indenture. The Trust hereby (a) appoints the Indenture Trustee as the Trust's attorney-in-fact with all power independently to enforce all of the Trust's rights against the Originator hereunder, under the Receivables Transfer Agreement and under the Servicing Agreement and (b) directs the Indenture Trustee to enforce such rights. The Indenture Trustee hereby accepts such appointment and agrees to enforce such rights.

            Section 2.05 Liabilities of the Trust and Parties to this Indenture; Limitations Thereon. (a) The obligations evidenced by the Notes provide recourse only to the Trust Property and provide no recourse against First Sierra, the Transferor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any other Person, other than the Note Insurer pursuant to the Note Insurance Policy and the Letter of Credit Bank pursuant to the Letter of Credit.

            (b) Neither First Sierra, the Transferor, the Depositor, the Servicer, the Back-up Servicer nor any other Person shall be liable to the Indenture Trustee or the Noteholders except as provided in Article VI hereof and Sections 5.01, 5.03, 5.05, 5.07 and 5.08 of the Servicing Agreement and Sections
4.03 and 4.04 of the Depositor Transfer Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment, Final Scheduled Payment, exercised Purchase Option Payment or other amounts due under a Contract, then neither the Indenture Trustee nor the Noteholders will have any recourse against First Sierra or the Servicer for such Scheduled Payment, Final Scheduled Payment, exercised Purchase Option Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Indenture Trustee or any Noteholder as a direct or indirect result thereof, except as may be provided for in Article VI hereof and Sections 5.01, 5.03, 5.05, 5.07and 5.08 of the Servicing Agreement and Sections
4.03 and 4.04 of the Depositor Transfer Agreement.

            (c) The Indenture Trustee agrees that in the event of a default by an Obligor under the terms of a Contract, which default is not cured within any applicable cure period set forth in such Contract, the Indenture Trustee and the Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Indenture Trustee shall have the right to exercise the rights of the Originator under the Contracts, the Insurance Policies and any document in any Contract File in the name of the Indenture Trustee and the Noteholders, either directly or through the Servicer as agent, and the Indenture Trustee is hereby directed by the Trust to exercise such rights; provided, however, that the Indenture Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer. A carbon, photographic or other reproduction of this Indenture or any financing statement is sufficient as a financing statement in any State.

            (d) The pledge of the Pledged Property by the Trust pursuant to this Indenture does not constitute and is not intended to result in an assumption by the Indenture Trustee, the Trust, the Note Insurer, the Letter of Credit Bank or any Noteholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of the Originator or the Servicer to any Obligor or other Person in connection with the Equipment, the Contracts, the Insurance Policies or any document in the Contract Files.

            Section 2.06 Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Notes and the Class B Notes shall constitute indebtedness and that for all applicable tax purposes, accordingly, the Trust shall be treated as sole and exclusive owner of the Pledged Property. Further, each party hereto, and each Noteholder (by receiving and holding a Note), hereby covenants to every other party hereto and the Noteholders to treat the Class A Notes and the Class B Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take or participate in the taking of, or permit to be taken, any action that is inconsistent with the treatment of the Class A Notes or of the Class B Notes as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

            Section  2.07  Treasury  Securities.   In  determining  whether  the
Noteholders of the required outstanding principal balance of the Notes have concurred in any direction, waiver or consent, Notes owned by First Sierra, any other obligor upon the Notes or an Affiliate of First Sierra shall be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

                                  ARTICLE III.

                     ACCOUNTS; ALLOCATION AND APPLICATION OF
                                 THE TRUST FUND

            Section 3.01 Collection Account. (a) The Servicer shall establish and maintain with the Indenture Trustee the Collection Account for the benefit of the Note Insurer, the Noteholders and the Letter of Credit Bank, as their interests appear herein, as an Eligible Bank Account, in the name of "First Sierra Equipment Contract-Backed Notes 1997-1 Collection Account, in trust for the registered holders of Equipment Contract-Backed Notes." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Collection Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests appear herein.

            (b) At the times indicated in this Section 3.01(b) or in Section 3.01(c) below, the following amounts (net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

            (i) The Servicer shall deposit or cause to be deposited the aggregate amounts of Actual Payments;

            (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 4.03 of the Servicing Agreement;

            (iii) The Servicer shall deposit any Repurchase Amounts payable by it under the Servicing Agreement, or by the Originator pursuant to Section
      4.01 hereof;

            (iv) Investment Earnings, as described in Section 3.02(a) hereof;

            (v) The amount, if any, received by the Indenture Trustee as a result of a drawing on the Note Insurance Policy pursuant to Section 3.03(a) hereof; and

            (vi) the amount, if any, received by the Indenture Trustee as a result of a drawing on the Letter of Credit pursuant to Section 3.03(b) hereof.

            (c) The Servicer shall so transfer the aggregate amount of Actual Payments no later than two Business Days after the Servicer's receipt of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than the related Determination Date. The Servicer shall instruct the Indenture Trustee in writing to deposit the portion of any Advance Payment due and owing for a Collection Period no later than the related Determination Date. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 3.01 shall be made no later than the third Business Day immediately preceding the related Payment Date.

            Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectable as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

            Section 3.02 Investment of Monies Held in the Accounts; Subaccounts.
(a) The Servicer shall direct the Indenture Trustee in writing to invest the amounts in any Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Investment Earnings on amounts held in any Account shall be deposited in the Collection Account as earned. The amount of any Insured Payment shall be held uninvested.

            (b) The Indenture Trustee and the Servicer may, from time to time and in connection with the administration of any Account, establish and maintain with the Indenture Trustee one or more sub-accounts of any of the Accounts, as the Indenture Trustee and/or the Servicer may consider useful.

            Section 3.03 The Note Insurance Policy and the Letter of Credit.

            (a) The Note Insurance Policy.

            (i) On each Determination Date the Servicer shall determine with respect to the immediately following Payment Date, the amounts to be on deposit in the Collection Account on such Payment Date with respect to the immediately preceding Collection Period and equal to the total of (A) Available Funds with respect to such Collection Period minus (B) the Trust Operating Expenses (the "Available Distribution Amount") and shall inform the Indenture Trustee in writing no later than 10:00 a.m., New York City time, on such Determination Date of the results of such determination.

            (ii) If the Class A Insured Distribution Amount for any Payment Date exceeds the Available Distribution Amount for such Payment Date (such event being an "Available Funds Shortfall"), the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Note Insurance Policy and submit such notice to the Note Insurer via facsimile transmission no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a Insured Payment in an amount equal to such Available Funds Shortfall.

            (iii) Upon receipt of Insured Payments from the Note Insurer, the Indenture Trustee shall immediately deposit such Insured Payments in the Collection Account and shall distribute such Insured Payments, or the proceeds thereof, in accordance with Section 3.04 hereof to the Class A Noteholders exclusively. The parties hereto recognize that the making of an Insured Payment does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

            (iv) The Indenture Trustee shall (x) receive Insured Payments as attorney-in-fact of each of the Class A Noteholders and (y) disburse such Insured Payment to the Class A Noteholders as set forth in Section 3.04 hereof. The Note Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xiii) hereof with respect to each Insured Payment made by the Note Insurer. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder and the Trust for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the
      Note Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xiii) hereof.

            (v) The Class A Notes will be insured by the Note Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture. All amounts received under the
      Note Insurance Policy shall be used solely for the payment to Class A Noteholders of principal at maturity and interest on the Class A Notes.

            (vi) If a Responsible Officer of the Indenture Trustee at any time has actual knowledge that there will not be sufficient moneys in the Collection Account to make all required payments of principal and interest to the Class A Noteholders on the applicable Payment Date, the Indenture Trustee shall immediately notify the Note Insurer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency. In addition, if a Responsible Officer of the Indenture Trustee has actual notice that any of the Class A Noteholders have been required to disgorge payments of principal or interest on the Class A Note pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note

      Insurer or its designee of such fact by telephone, promptly confirmed in writing by overnight mail or facsimile transmission. Such notice shall be in addition to the procedures set forth in the Note Insurance Policy for making a claim under the Note Insurance Policy.

            (vii) The parties hereto recognize that, to the extent that the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Notes, the Note Insurer shall be subrogated to the rights of the Holders of the Class A Notes to receive distributions of principal and interest in accordance with the terms hereof.

            (viii) The parties hereto grant to the Note Insurer the right of prior approval of amendments or supplements to the Transaction Documents and of the exercise of any option, vote, right, power or the like available to the Class A Noteholders hereunder.

            (b) The Letter of Credit.

            (i) On each Determination Date, the Servicer shall determine with respect to the immediately following Payment Date the amounts to be on deposit in the Collection Account on such Payment Date with respect to the immediately preceding Collection Period and equal to the excess of (A) the Available Distribution Amount over (B) the sum of (I) the amounts described in clauses (viii), (ix) and (x) of Section 3.04(b) on the immediately following Payment Date and (II) any amount withheld from disbursement to the Class B-2 Noteholders on such Payment Date pursuant to
      Section 3.04(b)(xi) for the purpose of preventing an Available Funds Shortfall (such excess, the "Class B-2 Interest Available Distribution Amount") and shall inform the Indenture Trustee in writing no later than 10:00 a.m., New York City time, on such Determination Date of the results of such determination.

            (ii) If:

                        (x) on any Payment Date, the Class B-2 Note Interest for
            the related Collection Period exceeds the Class B-2 Interest Available Distribution Amount (such excess, a "Class B-2 Interest Deficiency"), and

                        (y) on the Class B-2  Maturity  Date,  after taking into
            account all principal reductions on the Class B-2 Notes on the Class B-2 Maturity Date funded from Available Funds, the Class B-2 Note Principal Balance would exceed zero (such excess, a "Class B-2 Ultimate Principal Deficiency"), then the Indenture Trustee shall complete, in the case of a Class B-2 Interest Deficiency, a Drawing Certificate in the form of Exhibit A to the Letter of Credit, or, in the case of a Class B-2 Ultimate Principal Deficiency, a Drawing Certificate in the form of Exhibit B to the Letter of Credit, and in either case submit such Drawing Certificate to the Letter of Credit Bank no later than 12:00 noon New

      York City time on the second Business Day preceding such Payment Date as a claim for a Letter of Credit Drawing in an amount equal to the lesser of
      (A) such Class B-2 Interest Deficiency, and/or such Class B-2 Ultimate Principal Deficiency, as the case may be, and (B) the Letter of Credit Amount Available as of such date (such lesser amount, the "Letter of Credit Drawing").

            (iii) Upon receipt of Letter of Credit Drawings from the Letter of Credit Bank, the Indenture Trustee shall immediately deposit such Letter of Credit Drawings in the Collection Account and shall distribute such Letter of Credit Drawings or the proceeds thereof, in accordance with
      Section 3.04 hereof to the Class B-2 Noteholders exclusively. The parties hereto recognize that the making of Letter of Credit Drawings does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

            (iv) The Indenture Trustee shall (x) receive Letter of Credit Drawings as attorney-in-fact of each of the Class B-2 Noteholders and (y) disburse such Letter of Credit Drawing to the Class B-2 Noteholders as set forth in Section 3.04 hereof. The Letter of Credit Bank shall be entitled to receive the related Letter of Credit Reimbursement Amount and the
      Letter of Credit Additional Reimbursement Amount pursuant to Section 3.04(b) hereof with respect to the Letter of Credit Drawings made by the Letter of Credit Bank. The Indenture Trustee hereby agrees on behalf of each Class B-2 Noteholder and the Trust for the benefit of the Letter of Credit Bank that it recognizes that, to the extent the Letter of Credit Bank makes Letter of Credit Drawings, either directly or indirectly (as by paying through the Indenture Trustee), to the Class B-2 Noteholders, the Letter of Credit Bank will be entitled to receive the related Letter of Credit Reimbursement Amount and the Letter of Credit Additional Reimbursement Amount pursuant to Section 3.04(b) hereof.

            (v) The Class B-2 Notes will be guaranteed by the Letter of Credit pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture. All amounts received under the Letter of Credit shall be used solely for the payment to Class B-2 Noteholders of principal at maturity and interest on the Class B-2 Notes.

            (vi) The parties hereto recognize that, to the extent that the Letter of Credit Bank makes payments, directly or indirectly, on account of principal of or interest on the Class B-2 Notes, the Letter of Credit Bank shall be subrogated to the rights of the Holders of the Class B-2 Notes to receive distributions of principal and interest in accordance with the terms hereof.

            (vii) The parties hereto grant to the Letter of Credit Bank the right of prior approval of amendments or supplements to the Transaction Documents (solely to the extent that any such amendments or supplements would have a material and adverse effect on the Letter of Credit Bank or the Class B-2 Noteholders) and of the exercise of any option, vote, right, power or the like available to the Class B-2 Noteholders hereunder.

            (viii) If a Responsible Officer of the Indenture Trustee has actual knowledge, at any time, that there will not be a sufficient amount on deposit in the Collection Account to make all required payments of principal and interest on the Class B-2 Notes to the Class B-2 Noteholders on the applicable Payment Date, the Indenture Trustee shall immediately notify the Letter of Credit Bank or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency.

            (ix) If the short term rating of the Letter of Credit Bank is reduced below P-1 by Moody's or below A-1+ by S&P, the Letter of Credit Bank shall, in its discretion, within sixty (60) days of such reduction, either (a) fund the Letter of Credit with cash to be held in a segregated trust account by the Indenture Trustee for the benefit of the Class B-2 Noteholders or (b) replace the Letter of Credit with a substitute letter of credit to be provided by an institution with a short term rating of "P-1" by Moody's and "A-1+" by S&P, and upon the exercise of option (b) by the Letter of Credit Bank, all obligations of the Letter of Credit Bank under the Letter of Credit shall terminate. In the event the Letter of Credit is funded with cash to be held by the Indenture Trustee, the provisions of this Section 3.03(b) shall be deemed to apply and any Letter of Credit Drawings that would otherwise be made directly by the Letter of Credit Bank will instead be made by the Indenture Trustee at the written direction of the Letter of Credit Bank from amounts on deposit in such segregated trust account. Any such withdrawal of amounts from such account to pay interest or principal on the Class B-2 Notes shall be deemed to be a Letter of Credit Drawing, reimbursable in accordance with the terms of this Indenture and the Letter of Credit and Reimbursement Agreement; provided, that, notwithstanding anything to the contrary set forth in this Indenture, any amounts paid as reimbursement of any such Letter of Credit Drawings shall be deposited back into such segregated trust account, but only to the extent that the amount on deposit therein is less than the outstanding Class B-2 Note Principal Balance on such Payment Date. On each Payment Date (after all distributions have been made in accordance with Section 3.04(b) hereof), the Indenture Trustee, upon the written direction of the Letter of Credit Bank, shall withdraw from such segregated trust account the excess, if any, of (x) all amounts and other property on deposit in such account over (y) the outstanding Class B-2 Note Principal Balance on such Payment Date and shall pay such excess, if any, to the Letter of Credit Bank. At such time as the Class B-2 Note Principal Balance has been reduced to zero, all amounts and other property remaining on deposit in such segregated trust account with the Indenture Trustee shall be paid to the Letter of Credit Bank upon its written request. If at any time after the exercise of option (a) above, the Indenture Trustee receives (x) a written confirmation from the applicable Rating Agencies that the Letter of Credit Bank's short term ratings have been upgraded to "P-1" by Moody's and "A-1+" by S&P and (y) a new Letter of Credit from the Letter of Credit Bank, on the same terms and conditions as the original Letter of Credit, the Indenture Trustee shall release all property, including interest and any other earnings on investments, being held in such segregated trust account to the Letter of Credit Bank.

            (x) In the event that the Letter of Credit Bank exercises option (a) set forth in the first sentence of clause (ix) above, the Letter of Credit Bank shall direct the Indenture Trustee in writing to invest the amounts in such segregated trust account in Eligible Investments that mature no later than the Business Day preceding the next Payment Date following the investment of such amounts. All income from investment of monies held in such account (net of any losses thereon) shall be deposited in such account as earned. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Letter of Credit Bank pursuant to this Section 3.03(b)(x). The Indenture Trustee shall have no obligation to initiate any such investments in the absence of such written direction.

            Section 3.04 Disbursements From Collection Account . (a) On each Payment Date, the Indenture Trustee shall pay the entire amount of money then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Monthly Statement, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Indenture Trustee shall, nevertheless, pay interest on each Class of Notes from the sources of funding set forth herein, in each case in an amount with respect to each Class equal to the product of (i) one-twelfth, (ii) the related Note Rate and (iii) the related Note Principal Balance, as reflected on the Monthly Statement most recently delivered by the Servicer (net of any principal payments in respect thereof on the immediately preceding Payment Date).

            (b) On each Payment Date, the Indenture Trustee shall pay such money
to  the  following  Persons,  in  the  following  order  of  priority,   without
duplication:

            (i) To First Sierra by wire transfer of immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

            (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any indemnity payments paid pursuant to any Contract, to the extent that such amounts are inadvertently deposited in the Collection Account; (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                  (A) An  amount  equal to the  unreimbursed  Servicer  Advances
            (other than Servicer Advances for the current Collection Period);

                  (B) An amount  equal to the Servicer Fee owing on such Payment
            Date, plus any unpaid Servicer Fee owing from prior Collection Periods; and

                  (C) Any Servicing Charges inadvertently deposited in the Collection Account;

            (iv) From the Available Funds then remaining in the Collection Account, to the Back-up Servicer by wire transfer to the account designated in writing by the Back-up Servicer of immediately available funds, an amount equal to the Back-up Servicer Fee owing on such Payment Date, plus any unpaid Back-up Servicer Fees from prior Collection Periods;

            (v) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

            (vi) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the Indenture Trustee Fees owing on such Payment Date, plus any unpaid Indenture Trustee Fees from prior Collection Periods;

            (vii) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the reimbursable expenses due and unpaid to the Indenture Trustee in accordance with Section 7.07(a)(ii) hereof;

            (viii) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, to the Class A-1 Noteholders, the Class A-1 Note Interest for the related Collection Period; to the Class A-2 Noteholders, the Class A-2 Note Interest for the related Collection Period; to the Class A-3 Noteholders, the Class A-3 Note Interest for the related Collection Period; and, to the Class A-4 Noteholders, the Class A-4 Note Interest for the related Collection Period, pari passu;

            (ix) From the Available Funds then remaining in the Collection Account, to the extent that such disbursement shall not result in an Available Funds Shortfall, from Available Funds then remaining in the Collection Account to the Class B-1 Noteholders an amount equal to the Class B-1 Note Interest for the related Collection Period;

            (x) From the Available Funds then remaining in the Collection Account, to the Letter of Credit Bank by wire transfer to the account designated in writing by the Letter of Credit Bank , the Letter of Credit Bank Fee owing on such Payment Date, plus any unpaid Letter of Credit Fees from prior Collection Periods;

            (xi) From (x) the Available Funds then remaining in the Collection Account, to the extent that such disbursement shall not result in an Available Funds Shortfall, plus (y) the proceeds of any applicable Letter of Credit Drawing, to the Class B-2 Noteholders an amount equal to the Class B-2 Note Interest for the related Collection Period;

            (xii) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date, and (b) any Class A Overdue Principal, such amount to be applied sequentially, with 100% of such amount being applied to reduce the Note Principal Balance of the Class A Notes then Outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Notes) to zero before any principal payment is made to the next Class;

            (xiii) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, the Reimbursement Amount, if any, owing on such Payment Date;

            (xiv) From the Available Funds then remaining in the Collection Account, until the Class B-1 Note Principal Balance has been reduced to zero, to the Class B-1 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-1 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-1 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-1 Noteholders under this clause (xiv), shall instead be paid to the Class A Noteholders pursuant to this clause (xiv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above);

            (xv) (a) From the Available Funds then remaining in the Collection Account, until the Class B-2 Note Principal Balance has been reduced to zero, to the Class B-2 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (i) the Class B-2 Base Principal Distribution Amount for such Payment Date, and (ii) any Class B-2 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xv)(a) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment
      Date) exceeds  zero,  to the Class A  Noteholders  pursuant to this clause
      (xv)(a) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), and (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xv) shall instead be paid to the Class B-1 Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero; provided, that (b) on the Class B-2 Maturity Date there shall be paid to the Class B-2 Noteholders, in addition to any amounts described in clause (xv)(a) as a payment of principal (and after taking all such payments into account), from the proceeds of any applicable Letter of Credit Drawing, an amount necessary to reduce the Class B-2 Note Principal Balance to zero;

            (xvi) From the Available Funds then remaining in the Collection Account, to the Letter of Credit Bank by wire transfer to the account designated in writing by the Letter of Credit Bank, the Letter of Credit Reimbursement Amount, if any, owing on such Payment Date;

            (xvii) From the Available Funds then remaining in the Collection Account, to the Class B-3 Noteholders, the Class B-3 Note Interest for the related Collection Period; until the Class B-3 Note Principal Balance has been reduced to zero;

            (xviii) From the Available Funds then remaining in the Collection Account, until the Class B-3 Note Principal Balance has been reduced to zero, to the Class B-3 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-3 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-3 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid to the Class B-1 Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero, and (z) if the Class A Note Principal Balance and the Class B-1 Note Principal Balance are both zero, but the Class B-2 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-2 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xviii) shall instead be paid to the Class B-2 Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-2 Note Principal Balance up to the amount necessary to reduce such balance to zero;

            (xix) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods, in excess of the $75,000 limitation set forth in Section 7.07(a)(ii) hereof;

            (xx) From the Available Funds then remaining in the Collection Account, but only to the extent that neither of the conditions set forth in the proviso to clause (xxii) below has occurred and is continuing on such Payment Date (after taking into account all distributions to be made on such Payment Date), to the Letter of Credit Bank by wire transfer to the account designated in writing by the Letter of Credit Bank, the Letter of Credit Additional Reimbursement Amount, if any, owing on such Payment Date;

            (xxi) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in the Servicing Agreement; and

            (xxii) From the Available Funds then remaining in the Collection Account, to the Residual Holder, any remaining amounts; provided, however, that

            (I) if a Restricting Event does not exist on such Payment Date, but if any payment of funds to the Residual Holder on such Payment Date would result in the excess of (i) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period, over (ii) the sum of (w) the Class A Note Principal Balance, (x) the Class B-1 Note Principal Balance, (y) the Class B-2 Note Principal Balance and (z) the Class B-3 Note Principal Balance (calculated with respect to clauses (w), (x), (y) and (z) after giving effect to all payments of principal to be made on such Payment Date) being less than 2% of the Initial

            Aggregate Discounted Contract Principal Balance such amount shall not be paid to the Residual Holder but shall instead be paid pursuant to this clause (xxii) to the Class A Noteholders (in the sequential-pay fashion described in clause (xii) above), the Class B-1 Noteholders, the Class B-2 Noteholders and the Class B-3 Noteholders as an additional payment of principal in an amount with respect to each such Class equal to the product of (A) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage or the Class B-3 Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage and (B) the amount that would otherwise be paid to the Residual Holder pursuant to this clause (xxii); and

            (II) if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Residual Holder under this clause (xxii) shall instead be paid (w) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xxii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (and shall be paid in the sequential-pay fashion described in clause
            (xii) above); (x) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xxii) shall instead be paid to the Class B-1 Noteholders pursuant to this clause (xxii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero, (y) if the Class A Note Balance and the Class B-1 Note Balance are both zero, but the Class B-2 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-2 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xxii) shall instead be paid to the Class B-2 Noteholders pursuant to this clause (xxii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-2 Note Principal Balance up to the amount necessary to reduce such balance to zero; and (z) if each of the Class A Note Principal Balance, the Class B-1 Note Principal Balance and the Class B-2 Note Principal Balance are zero, but the Class B-3 Note Principal Balance on such Payment

            Date (after giving effect to all prior payments of principal to the Class B-3 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xxii) shall instead be paid to the Class B-3
            Noteholders pursuant to this clause (xxii) during such time as a Restricting Event is continuing as an additional reduction of the Class B-3 Note Principal Balance up to the amount necessary to reduce such balance to zero.

            (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by such Noteholder, by wire transfer to the account designated in writing in the form of Exhibit B hereto (or such other account as the Noteholder may designate in writing) delivered to the Indenture Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Noteholders and the aggregate Class B Percentage Interest in the case of the Class B Noteholders) of such payment.

            Section 3.05 Statements to Noteholders. (a) If the Servicer has delivered the Monthly Statement on the preceding Determination Date, then on each Payment Date the Servicer will forward it to the Note Insurer and the Letter of Credit Bank, and the Indenture Trustee will mail to the Rating Agencies and each Class B Noteholder, a statement (which statement will be prepared by the Servicer furnished to the Indenture Trustee in the Monthly Statement delivered pursuant to Section 4.07 of the Servicing Agreement or otherwise pursuant to this Indenture), not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of Initial Class A Note Principal Amount or of Initial Class B Note Principal Amount (as the case may be) as to (i) and (ii) below):

            (i) With respect to a statement to a Class A Noteholder or a Class B Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of the Principal Distribution Amount and Class A, Class B-1, Class B-2 or Class B-3 Overdue Principal, as applicable;

            (ii) With respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 or Class B-3 Note Interest and Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 or Class B-3 Overdue Interest, as applicable;

            (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 3.04 hereof for the Collection Period;

            (iv) The aggregate Class A Note Principal Balance (and, individually, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance and the Class A-4 Note Principal

      Balance), the aggregate Class B-1 Note Principal Balance, the aggregate Class B-2 Note Principal Balance, the aggregate Class B-3 Note Principal Balance, the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class A Note Factor, the Class B-1 Note Factor, the Class B-2 Note Factor, the Class B-3 Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

            (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

            (vi) The amount of Residual Receipts and Defaulted Residual Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period; (vii) The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and Aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Scheduled Payments), and Delinquent Contracts reconveyed; and

            (viii) The amount of any Letter of Credit Drawings made during the related Collection Period and the aggregate amount of all unreimbursed Letter of Credit Drawings.

            (b) By January 31 of each calendar year, commencing January 31, 1998, or as otherwise required by applicable law, the Indenture Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Noteholder a statement prepared by the Servicer, and delivered to the Indenture Trustee, containing the applicable aggregate amounts with respect to such Noteholder hereof for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition to the foregoing the Servicer and the Indenture Trustee (to the extent the Servicer has provided the necessary information to the Indenture Trustee) shall make available to Noteholders, the Letter of Credit Bank or the Note Insurer any other information provided to the Servicer or the Indenture Trustee or otherwise in the Indenture Trustee's possession reasonably requested by Noteholders, the Letter of Credit Bank or the Note Insurer in connection with tax matters, in accordance with the written directions of the Servicer.

            (c) The Servicer shall furnish to each Class B Noteholder, on request, during the term of this Indenture, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Class B Noteholder all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Class B Noteholder may reasonably require and as the Servicer may reasonably be able to produce; provided, however, that the Servicer may require such Class B Noteholder to execute a confidentiality agreement in form and substance acceptable to the Servicer.

            (d) The Indenture Trustee shall promptly send to the Note Insurer, the Letter of Credit Bank, each Noteholder and to the Rating Agencies in writing:

            (i) Notice of any breach by First Sierra, the Transferor, the Depositor, the Trust, the Originator or the Servicer of any of their respective representations, warranties and covenants made herein, the Servicing Agreement or in the Transfer Agreements.

            (ii) A copy of each Servicer compliance statement delivered to the Indenture Trustee pursuant to Section 4.08 of the Servicing Agreement.;

            (iii) Notice of any breach by the Indenture Trustee of its representations and warranties set forth in Section 7.17 hereof of which a Responsible Officer has actual knowledge; (iv) Notice of the occurrence of any Event of Default (which shall also be given to the Rating Agencies);

            (v) Notice of any Event of Servicing Termination or default under the Insurance Agreement, or any other default under any of the Transaction Documents;

            (vi) Notice of any Event of Back-up Servicing Termination; and

            (vii) Notice of the resignation or removal of the Indenture Trustee;

provided, however, that in each case the Indenture Trustee shall only be required to send such notices and other items to the Class B Noteholders to the extent that the Indenture Trustee has itself received the related information and the Class B Noteholders have not already received such notice or other items. Except as may be specifically provided herein, the Indenture Trustee shall have no obligation to seek to obtain any such information.

            Section 3.06 Compliance With Withholding Requirements. Notwithstanding any other provisions of this Indenture, the Indenture Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture. In no event shall the consent of Noteholders be required for any withholding.

                                   ARTICLE IV.

                        REMOVAL OF NON-CONFORMING PLEDGED

                       PROPERTY; SUBSTITUTION OF CONTRACTS

            Section 4.01 Removal of Non-Conforming Pledged Property. (a) Upon discovery by the Trust, the Note Insurer, the Letter of Credit Bank, the Servicer (or any of its successors or assigns) or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture
Trustee,  of a breach of any of the  representations  or warranties set forth in
Section 2.02 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement or delivery of any Certificate of Title in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. As of the last day of the calendar month following the month of its discovery or its receipt of notice of breach (or, at First Sierra's election, any earlier date), First Sierra shall deposit (or cause to be deposited) in the Collection Account the Repurchase Amount with respect to such Contract or replace such contract with a Substitute Contract pursuant to Section 4.02 hereof. Any such nonconforming Contract so removed shall not be deemed to be a Defaulted Contract for purposes of this
Article IV.

            (b) The obligation of First Sierra to remove any Trust Property from the Trust and to remit the Repurchase Amount, as appropriate, with respect to the related Contract as to which a breach has occurred and is continuing shall constitute the sole remedy against First Sierra for such breach available to the Indenture Trustee, the Noteholders, and the Letter of Credit Bank, except to the extent that such breach is the result of any fraud or willful misconduct on the part of First Sierra.

            Section 4.02 Substitution of Contracts. (a) Subject to the provisions of Sections 4.02(b) through (d) hereof, First Sierra, with the consent of the Note Insurer and upon notice from the Servicer, may substitute one or more Contracts (each a "Substitute Contract") and the related Equipment for and replace Contracts and the related Equipment that (i) becomes a Defaulted Contract or an Early Termination Contract or (ii) are the subject of a Prepayment, a Casualty Loss or a Warranty Event.

            (b) Each Substitute Contract shall be a Contract, with respect to which all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement were true as of the related Substitute Contract Cut-Off Date.

            (c) Prior to any substitution pursuant to this Section 4.02, the Indenture Trustee shall have received an executed transfer agreement between the Trust and First Sierra providing for the unconditional sale and transfer of the Substitute Contracts and related Equipment by First Sierra to the Trust, the List of Substitute Contracts reflecting the substitution, a release request, in form and substance acceptable to the Indenture Trustee, with respect to the Contract being replaced and the originally executed trust receipt relating thereto.

            (d) No such substitution under this Section 4.02 shall be permitted on any Transfer Date if:

            (i) on a cumulative basis from the initial Cut-Off Date, the sum of the Discounted Contract Principal Balances (as of the related Substitute Cut-Off Date) of such Substitute Contracts would exceed ten percent (10%) of the Aggregate Discounted Contract Principal Balance of all Contracts as of the initial Cut-Off Date;

            (ii) as of the related Substitute Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

            (iii) as a result thereof, (x) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

            (e) Upon the replacement of a Contract and the related Equipment with a Substitute Contract as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Equipment and all proceeds thereon shall be terminated and such replaced Contract and the related Equipment shall be transferred to the Trust.

            Section 4.03 Release of Trust Property. (a) The Indenture Trustee when required by the Trust and the provisions of this Indenture shall execute instruments provided to it in order to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture and the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article IV shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

            (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee, the Note Insurer pursuant to the Insurance Agreement and the Letter of Credit Bank pursuant hereto and the Letter of Credit and Reimbursement Agreement have each been paid, release any remaining portion of the Trust Property that secured the Note from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Collection Account and any subaccounts thereof as may have been established pursuant to Section 3.02(b). The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 4.03(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the

TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.05 hereof.

                                   ARTICLE V.

                                    THE NOTES

            Section 5.01 The Notes. (a) The Class A Notes will be issued in denominations of $1,000 and multiples thereof of Initial Class A-1 Note Principal Balance, Initial Class A-2 Note Principal Balance, Initial Class A-3 Note Principal Balance and Initial Class A-4 Note Principal Balance and the Class B Notes will be issued in denominations of $1,000,000 and $1,000 increments above $1,000,000 of Initial Class B-1 Note Principal Balance, Initial Class B-2 Note Principal Balance and Initial Class B-3 Note Principal Balance. Each Note shall represent a validly issued and binding obligation, but only if such Note has been executed on behalf of the Trust by a Responsible Officer of the Owner Trustee by manual signature, and authenticated on behalf of the Indenture Trustee by a Responsible Officer of the Indenture Trustee by manual signature. Each Note bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in the form of the Notes of the related Class, each attached as Exhibits hereto, signed by the Indenture Trustee by manual signature, and such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be substantially in the forms set forth in Exhibits C-1 through C-4 hereto, respectively, all Class B-1 Notes shall be substantially in the form set forth in Exhibit D-1 hereto, all Class B-2 Notes shall be substantially in the form set forth in Exhibit D-2 hereto, and all Class B-3 Notes shall be substantially in the form set forth in Exhibit D-3 hereto. Each Note shall be dated the date of their authentication. Neither the Notes nor the Contracts are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

            (b) It is intended that the Class A Notes be registered so as to participate in a global book-entry system with the Trust, as set forth herein. The Class A Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note each with a denomination equal to the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance and the Initial Class A-4 Note Principal Balance, respectively. Upon initial issuance, the ownership of each such Class A Note shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Trustee.

            The Trust and the Indenture Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

            With respect to Class A Notes registered in the Register in the name of Cede & Co., as nominee of the Depository, the Trust and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Notes from time to time as a trustee. Without limiting the immediately preceding sentence, the Trust, the Servicer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Class A Note, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any notice with respect to the Class A Notes or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any amount with respect to any distribution of principal or interest on the Class A Notes. No Person other than a Noteholder shall receive a certificate evidencing such Class A Note.

            Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Noteholders appearing as Noteholders at the close of business on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

            (c) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Notes and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Indenture Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Notes shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Notes may be registered in whatever name or names Noteholders transferring Class A Notes shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

            (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Class A Note is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Notes as the case may be and all notices with respect to such Class A Notes as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            In the  event  any Notes  are  issued  in  book-entry  form with the
Depository: (i) the Indenture Trustee may deal with the Depository as the authorized representative of the Noteholders; (ii) the rights of the Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the Noteholders and the Depository;
(iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depository, and the Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

            (e) No transfer of any Class B Note shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act or qualification under any state securities or "Blue Sky" laws. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A thereunder, (A) the Indenture Trustee shall receive an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of First Sierra, the Transferor, the Depositor, the Servicer, the Trust or the Indenture Trustee or (B) the Indenture Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit E hereto, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Securities Act, the Class B Noteholder shall cause its prospective transferee to execute and deliver a certificate substantially in the form of Exhibit F hereto; provided, however, that with respect to any sale of a Class B Note by an investment company registered under the Investment Company Act of 1940, as amended, made in reliance on Rule 144A, the Class B Noteholder may (in lieu of delivering a certificate in the form of Exhibit F) deliver to the Indenture Trustee a certificate in the form of Exhibit G hereto with a copy of a Qualified Institutional Buyer Certificate in the form of Addendum 1 thereto. The Servicer promptly shall furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to Holders and prospective purchasers of Class B Notes in connection with the resale of the Class B Notes to permit compliance with Rule 144A in connection with such resale. No Class B Note may be subdivided for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been in the aggregate $1,000,000.

            (f) Notwithstanding anything else contained in this Indenture, neither the Indenture Trustee nor the Note Registrar shall effect the registration of any transfer of a Class B Note (i) unless, prior to such transfer, the Indenture Trustee shall have received from the Class B Noteholder (with a copy to each Rating Agency) an Opinion of Counsel to the effect that such transfer will not result in the Trust becoming subject to taxation as an association taxable as a corporation or (ii) if following such transfer there would be more than 90 holders of the Class B Notes. Ownership of the Trust Certificate shall be nontransferable, but may be pledged to secure non-recourse debt of the Transferor.

            Section 5.02 Initial Issuance of Notes. (a) The Indenture Trustee shall, upon the written instruction of the Trust, in exchange for the Pledged Property, authenticate and deliver Class A Notes and Class B Notes executed by the Trust in authorized denominations equaling in the aggregate the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance.

            (b) Notwithstanding anything herein to the contrary, in the case of the initial sale of a Note, the acquirer of such Note shall be deemed to have represented and warranted that it is not acquiring its interest in the Note with the assets of (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to Title I of ERISA, (B) a plan or other arrangement described in
Section 4975 of the Code or (C) any entity whose underlying assets include plan assets by reason of an investment in such entity by a plan described in (A) or
(B) above (collectively, a "Benefit Plan Investor").

            Section 5.03 Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee, as initial Note Registrar, shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Register") in which the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. All Notes shall be so registered.

            (b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, subject to the requirements of Sections 5.01(e) and
(f) hereof in the case of the Class B Notes, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of the same class, of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, Class A-3 Percentage Interest, Class A-4 Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Class B-3 Percentage Interest, as the case may be, dated the date of such authentication.

            (c) At the option of a Noteholder, Notes may be exchanged for other Notes of the same class (of authorized denominations in the case of Class A Notes and Class B Notes) of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, Class A-3 Percentage Interest, Class A-4
Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Class B-3 Percentage Interest, as the case may be, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit H hereto, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

            (d) No service charge shall be made for any registration of transfer of any Note or for the exchange of any Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Note or exchange of any Note.

            (e) All Notes surrendered for registration of transfer and all Notes surrendered for exchange shall be delivered to the Indenture Trustee and cancelled and subsequently destroyed by the Indenture Trustee in accordance with its customary practices in effect from time to time.

            (f) Notwithstanding the foregoing, in the case of any sale or other transfer of record or beneficial ownership of a Note, the transferee of such Note shall be deemed to have represented and warranted that it is not a Benefit Plan Investor.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (a) there is delivered to the Trust, the Servicer and the Indenture Trustee such security or indemnity satisfactory to each of them as may be required by them to save each of them harmless (provided, that with respect to a Class B Noteholder which is an insurance company whose long-term debt or claims paying ability is rated investment grade or better by the Rating Agencies at such time, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Indenture Trustee that any such Note has been acquired by a bona fide purchaser, the Trust shall execute and the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note a new Note of like Class and Percentage Interest. In connection with the issuance of any new Note under this
Section 5.04, the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any other expenses (including the fees and expenses of the Indenture Trustee) in connection therewith shall be paid by the Servicer. Any duplicate Note issued pursuant to this Section 5.04 shall constitute a Note duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

            Section 5.05 Persons Deemed Owners. The Note Insurer, the Letter of Credit Bank and the Indenture Trustee may treat the Person in whose name any
Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Section 3.04 hereof and for all other purposes whatsoever, and the Note Insurer, the Letter of Credit Bank and the Indenture Trustee shall not be affected by any notice to the contrary.

            Section 5.06 Access to List of Noteholders' Names and Addresses. (a) The Indenture Trustee will furnish or cause to be furnished to the Servicer within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list, of the names and addresses of the Noteholders as of the most recent Record Date. If one or more Noteholders representing a Class A Percentage Interest or a Class B Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Indenture Trustee, and such application shall state that the Applicant desires to communicate with other Noteholders with respect to its rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trust, the Servicer and the Indenture Trustee that none of the Trust, the Servicer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

            Section 5.07 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and where required to the Trust, the Note Insurer, the Letter of Credit Bank or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee, the Trust, First Sierra and the Servicer, if made in the manner provided in this
Section 5.07.

            (b) The fact and date of the execution by any Noteholder of any such instrument or writing may be proven in any reasonable manner which the Indenture Trustee deems sufficient.

            (c) The ownership of Notes shall be proven by the Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Indenture Trustee, the Trust or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

            Section 5.08 No Proceedings. By its acceptance of a Note, each Noteholder shall be deemed to have agreed that it will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                                   ARTICLE VI.

                                    THE TRUST

            Section 6.01 Liability of the Trust. (a) The Trust shall be liable for payments in respect of the Notes in accordance herewith only to the extent of the obligations specifically undertaken by the Trust herein.

            Section 6.02 Limitation on Liability of the Trust. (a) Neither the Owner Trustee nor the directors, officers, employees or agents of the Trust or the Owner

Trustee shall be under any liability to the Indenture Trustee, the Noteholders, First Sierra, the Servicer, the Residual Holder or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Trust's execution and delivery of this Indenture and the issuance of the Notes. The Trust shall not be under any liability to the Indenture Trustee, the Noteholders, First Sierra, the Servicer, the Residual Holder or any other Person for any action taken or for refraining from the taking of any action in its capacity as Trust pursuant to this Indenture whether arising from express or implied duties under this Indenture; provided, however, that this provision shall not protect the Trust against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trust may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.

            Section 6.03 Indemnity for Liability Claims. (a) The Residual Holder on behalf of the Trust shall be deemed to have agreed to indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Noteholders, the Note Insurer and the Letter of Credit Bank against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 5.01 of the Servicing Agreement; provided, however, that such amounts shall be payable solely from amounts payable to the Residual Holder pursuant to Section 3.04(b)(xxii) hereof.

            Section 6.04 Liabilities. Notwithstanding any provision of this Indenture, by entering into this Indenture, the Trust and the Residual Holder agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Class A Noteholder or a Class B Noteholder in the capacity of an investor in the Class A Notes or the Class B Notes) imposed on or asserted against the Trust or otherwise arising out of or based on the arrangements created by this Indenture (to the extent of the Trust assets remaining after the Class A Noteholders, the Class B Noteholders, the Note Insurer and the Letter of Credit Bank have been paid in full are insufficient to pay such losses, claims, damages or liabilities).

            Section 6.05 [Reserved].

            Section 6.06 Annual Statement as to Compliance. The Servicer on behalf of the Trust will deliver to the Indenture Trustee, the Letter of Credit Bank and the Note Insurer, within 90 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 1997), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

            (i) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

            (ii) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

            Section 6.07 Payment of Principal and Interest. The Trust will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

            Section 6.08 Maintenance of Office or Agency. The Trust will maintain in New York, New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Trust will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

            Section 6.09 Money for Payments to be Held in Trust. On or before each Payment Date, the Trust shall deposit or cause to be deposited in the Collection Account, but only from the sources described herein, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the paying agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

            The Trust will cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee, the Letter of Credit Bank and the Note Insurer an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees), subject to the provisions of this Section, that such paying agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

            (iv) immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

            Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust with the written consent and direction of the Note Insurer and the Letter of Credit Bank and shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that, if such money or any portion thereof had been previously deposited by the Note Insurer or the Letter of Credit Bank with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Note Insurer or the Letter of Credit Bank, such amounts shall be paid promptly to the Note Insurer or the Letter of Credit Bank, as applicable, upon receipt of a written request by the Note Insurer or the Letter of Credit Bank to such effect; and provided, further, that the Indenture Trustee or such paying agent, before being required to make any such repayment, shall at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust. The Indenture Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Holder).

            Section 6.10 Existence. Except as otherwise permitted by the provisions of Section 6.13, the Trust will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Trust will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Pledged Property.

            Section 6.11 Protection of Trust Property. The Trust intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee, the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests appear herein, to be prior to all other liens in respect of the Trust Property, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests appear herein, a first lien on and a first priority, perfected security interest in the Trust Property. The Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) grant more effectively all or any portion of the Trust Property;

            (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests appear herein, created by this Indenture or carry out more effectively the purposes hereof;

            (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture; (iv) enforce any of the Pledged Property;

            (v) preserve and defend title to the Trust Property and the rights of the Indenture Trustee in such Trust Property against the claims of all persons and parties; and

            (vi) pay all taxes or assessments levied or assessed upon the Trust Property when due.

The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee, the Note Insurer or the Letter of Credit Bank pursuant to this Section 6.11.

            Section 6.12  Performance of Obligations;  Servicing of Receivables.
(a) The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or any other instrument or agreement.

            (b) The Trust may contract with other Persons acceptable to the Note Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Servicer to substantially perform the Trust's duties under this Indenture, and in such regard, the Trust may rely upon information provided by the Servicer in connection with any Officer's Certificates of the Trust to be provided pursuant to this Indenture and any other action to be take by the Trust pursuant to this Indenture.

            (c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Trust Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

            (d) If a Responsible Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Servicing Agreement, the Trust shall promptly notify the Indenture Trustee, the
Note Insurer, the Letter of Credit Bank and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Contracts, the Trust shall take all reasonable steps available to it to remedy such failure.

            Section  6.13  Negative   Covenants.   So  long  as  any  Notes  are
Outstanding, the Trust shall not:

            (i) except as expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, including those included in the Trust Property, unless directed to do so by the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank);

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property; or

            (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Property or (D) amend, modify or fail to comply with the provisions of the Transaction Documents without the prior written consent of the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank);

            Section 6.14 Trust May Consolidate, Etc. Only on Certain Terms. (a) The Trust shall not consolidate or merge with or into any other Person, unless

            (i) the Person (if other than the Trust) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Trust to be performed or observed, all as provided herein;

            (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

            (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer, any Noteholder or the Letter of Credit Bank;

            (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

            (v) the Trust shall have  delivered to the  Indenture  Trustee,  the
      Note Insurer and the Letter of Credit Bank an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

            (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes; and

            (vii) the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank) has given its prior written consent.

            (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person, unless

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Trust the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Trust to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

            (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

            (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer, any Noteholder or the Letter of Credit Bank;

            (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

            (v) the Trust shall have  delivered to the  Indenture  Trustee,  the
      Note Insurer and the Letter of Credit Bank an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

            (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes; and (vii) the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank) has given its prior written consent.

            Section 6.15 Successor or Transferee. (a) Upon any consolidation or merger of the Trust in accordance with Section 6.14, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such Person had been named as the Trust herein.

            (b) Upon a conveyance or transfer of all the assets and properties of the Trust pursuant to Section 6.14(b), the Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Trust with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee, the Note Insurer and the Letter of Credit Bank stating that the Trust is to be so released.

            Section 6.16 No Other Business. The Trust shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

            Section 6.17 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Note Insurer and the Letter of Credit Bank and (iii) any other
Indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes shall be used exclusively to fund the

Trust's purchase of the Contracts and the other assets constituting the Pledged Property and to pay the Trust's organizational, transactional and start-up expenses.

            Section 6.18 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

            Section 6.19 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personal).

            Section 6.20 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Transaction Document.

            Section 6.21 Further Instruments and Acts. Upon request of the Indenture Trustee, the Note Insurer or the Letter of Credit Bank, the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.

                                  ARTICLE VII.

                              THE INDENTURE TRUSTEE

            Section 7.01 Duties of Indenture Trustee. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform as to form to the requirements of this Indenture. No acceptance of, or reliance on, any such item by the Indenture Trustee shall constitute a representation by the Indenture Trustee of the enforceability or sufficiency of such item.

            (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture; the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and, if specifically required to be furnished pursuant to any provision of this Indenture, conforming to the requirements of this Indenture;

            (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, pursuant to the direction of the Notes evidencing Percentage Interests in the related Class of not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Indenture Trustee, under this Indenture;

            (iv) The Indenture Trustee shall not be charged with knowledge of any Event of Servicing Termination, any Event of Default or Restricting Event unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or event or the Indenture Trustee receives written notice of such failure or event from the Servicer, the Trust, the
      Note Insurer, the Letter of Credit Bank or any Noteholder; and

            (v) The Indenture Trustee shall have no duty to monitor the performance of the Servicer (as custodian or otherwise), nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer; provided, however, that the foregoing shall not diminish or in any way modify any obligation of the Back-up Servicer under the Servicing Agreement. The Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Trust with statutory or regulatory requirements related to the

      Contracts or the related Equipment. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or related Equipment or the validity or sufficiency of any assignment of the Contracts to the Trust or the Indenture Trustee. The Indenture Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Contracts or the related Equipment.

            (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture or the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

            (e) On each Determination Date, the Indenture Trustee shall give notice, by facsimile, to a Servicing Officer of the Servicer, the Note Insurer and the Letter of Credit Bank if the total amount then on deposit in the Collection Account is less than the amount indicated in the Monthly Statement.

            (f) The Indenture Trustee shall immediately notify the Note Insurer and the Letter of Credit Bank of: (a) any proposed change herein or supplement hereto; (b) the occurrence of any Event of Default, Event of Servicing Termination, Event of Back-up Servicing Termination or Restricting Event actually known to a Responsible Officer of the Indenture Trustee; (c) any proposed change of the Indenture Trustee hereunder; (d) any matter to be put to the Noteholders for election hereunder; (e) any proposed exercise by the Noteholders of any option, vote, right, power or the like hereunder; and (f) any other matter, notice of which is required hereunder to be given to any of the Noteholders or to the Indenture Trustee.

            Section 7.02 Eligible Investments. The Servicer shall direct the Indenture Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Indenture Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account pursuant to the terms of this Indenture or the Servicing Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and
(ii) shall not be sold or disposed of prior to its maturity. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 7.02. The Indenture Trustee shall have no obligation to initiate any investments in the absence of such written direction.

            Section 7.03 Indenture Trustee's Assignment of Contracts. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Contract the Servicer or its assigns reasonably anticipates, that the Servicer or its assigns may not or will not be able to enforce a Contract on the ground that neither the Servicer nor its assigns are a real party in interest or a holder entitled to enforce the Contract, then the Indenture Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Indenture Trustee deems necessary to enforce the Contract, including (i) bringing suit in the Indenture Trustee's name or the names of the Noteholders, the Letter of Credit Bank and the Note Insurer and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Contract to the Servicer or its assigns or otherwise enforce such Contract.

            Section 7.04 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 7.01:

            (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Indenture Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

            (iii) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Indenture Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Indenture Trustee; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

            (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (v) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer, the Letter of Credit Bank or by the Holders of Notes of any Class evidencing Percentage Interests of not less than 25% of such Class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

            (vi) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Indenture Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Indenture Trustee's agents or attorneys appointed with due care by the Indenture Trustee hereunder or that of First Sierra, the Servicer or the Trust.

            Section 7.05 Indenture Trustee Not Liable for Notes or Contracts. The Notes do not represent an obligation issued by the Indenture Trustee or any Affiliate thereof. The promise to pay the Notes according to their terms and the terms of this Indenture set forth in the Notes and in Section 2.05 hereof provides recourse to the Pledged Property, the Note Insurance Policy and the Letter of Credit only. The Indenture Trustee does not assume any responsibility for the accuracy of the statements herein or in the Notes (other than as set forth in Section 7.17 and the certificate of authentication on the Notes). The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Contract or related document. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Contract, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Note, the existence or validity of any Contract, the validity of the assignment of any Contract or the related Pledged Property to the Trust or of any intervening assignment, the review of any Contract, any Contract File or the Computer Tape (it being understood that neither the Indenture Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Trust), the completeness of any Contract File, the receipt by it or its custodian of any Contract, the performance or enforcement of any Contract, subject to Section 4.01 of the Servicing

Agreement, the compliance by the Trust with any covenant or the breach by First Sierra or the Trust of any warranty or representation made under the Servicing Agreement, under the Transfer Agreements or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account (except to the extent that the Indenture Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any Obligor, any action of the Servicer taken in the name of the Indenture Trustee, any action by the Indenture Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Indenture, the Notes or any Contract or assignment thereof against Bankers Trust Company in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own gross negligence or willful misconduct. The Indenture Trustee shall not be accountable for the use or application by First Sierra or the Trust of any of the Notes or of the proceeds of such Notes or for the use or application of any funds paid to the Servicer in respect of the Contracts.

            Section 7.06 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledge of Notes with the same rights as it would have if it were not Indenture Trustee, subject to the definition of the term "Noteholder" in Annex A hereto.

            Section 7.07 Indenture Trustee's Fees and Expenses. (a) The Servicer on behalf of the Residual Holder agrees:

            (i) to pay to the Indenture Trustee, pursuant to Section 3.04(b)(vi), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust);

            (ii) except to the extent otherwise expressly provided herein, to reimburse the Indenture Trustee, pursuant to Section 3.04(b)(vii), as applicable, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; provided, that for purposes of this clause (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $75,000; and

            (iii) to reimburse the Indenture Trustee, pursuant to Section 3.04(b)(xix), as applicable, for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 7.07(a)(ii) but for the $75,000 limitation.

            (b) The Servicer's obligations under this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee. The Indenture Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

            (c) Subject to Section 7.10 hereof, the failure by the Servicer to pay to the Indenture Trustee any compensation or other expenses shall not relieve the Indenture Trustee of its obligations hereunder.

            (d) In the event the Indenture Trustee performs services or incurs expenses in the context of a proceeding described in Sections 6.01(a)(iv), 6.01(a)(v) or 6.01(a)(vii) of the Servicing Agreement, the fees for such services and such expenses shall be considered expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

            Section 7.08 Eligibility Requirements for Indenture Trustee. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee hereunder shall at all times be a corporation acceptable to the Note Insurer having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority; provided, however, that no entity shall qualify as Indenture Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Class A Note or the Class B Notes by the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Indenture Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.08, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.09 hereof. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            Section 7.09 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss.311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

            Section  7.10  Resignation  or Removal  of  Indenture  Trustee.  The
Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Trust, the
Note Insurer, the Letter of Credit Bank and each Noteholder which resignation will not become effective until such time as a successor Indenture Trustee has been appointed in accordance with the provisions of this Section 7.10. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

            (a) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 hereof and shall fail to resign after written request therefor by the Servicer, the Letter of Credit Bank, the Note Insurer, the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of such Class, or, if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the consent of the
Note Insurer, and shall, at the direction of (i) the Note Insurer, or (ii) at the direction of either the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of the related Class or the Letter of Credit Bank (in either case with the consent of the Note Insurer), remove the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, the Note Insurer shall have the right to remove the Indenture Trustee for "cause." For purposes of this section, "cause" shall mean (i) the gross negligence or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or the Insurance Agreement or (ii) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement; provided, however, the Note Insurer may not remove the Indenture
Trustee for "cause" pursuant to clause (ii) of the immediately preceding sentence unless it has (A) consulted with the Indenture Trustee in good faith and provided notice to the Indenture Trustee regarding any actions or omissions of the Indenture Trustee under this Indenture or the Insurance Agreement which the Note Insurer believes constitutes a failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement and (B) provided the Indenture Trustee with the opportunity to remedy such failure or unwillingness within 10 Business Days (or such longer period to which the Note Insurer may reasonably consent) following the receipt by the Indenture Trustee of written notice thereof. In the event that the Indenture Trustee is removed by the Note Insurer pursuant to this Section, the removal and substitution procedures set forth in this Section 7.10 and Section 7.11 hereof shall be followed. If the Note Insurer, Servicer or Noteholders remove the Indenture Trustee, the Servicer or such Noteholders shall promptly appoint a successor Indenture Trustee (acceptable to the Note Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

            (b) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.11 hereof. Notice of the resignation or removal of the Indenture Trustee shall be given in writing to the Rating Agencies by the Servicer. In the event no successor Indenture Trustee has been appointed within 30 days of the resignation or removal of the Indenture Trustee, the Indenture Trustee may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

            Section 7.11 Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Servicer, the Trust and predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents and statements held by it hereunder. The Servicer, the Trust and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. The predecessor Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee hereunder.

            (b) No successor Indenture Trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Indenture Trustee shall be acceptable to the Note Insurer and eligible as the Indenture Trustee under the provisions of Section 7.08 hereof, and as a successor Servicer under the provisions of Section 6.02 of the Servicing Agreement.

            (c) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.11, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to the Note Insurer, the Letter of Credit Bank and all Noteholders at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Indenture Trustee, then the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 7.12 Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section  7.13  Appointment  of  Co-Indenture   Trustee  or  Separate
Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Indenture Trustee shall, with the consent of the Note Insurer, or the Note Insurer shall have the power from time to time, and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture
Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, the Note Insurer and the Letter of Credit Bank, as their interests appear herein, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Servicer, the Trust and the Indenture Trustee may consider necessary or desirable; provided, however, that if there is a conflict between the Trust, the Indenture Trustee and the Note Insurer regarding the appointment of a co-Indenture Trustee or separate Indenture Trustee, the Note Insurer shall prevail. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee and Trust, acting jointly, shall have the power to make such appointment; provided, however, that if the Trust shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section
7.08 hereof, and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 7.12 hereof.

            (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture

      Trustee or co-Indenture Trustee but solely at the direction of the Indenture Trustee;

            (ii) No separate Indenture Trustee or co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other separate Indenture Trustee or co-Indenture Trustee hereunder; and

            (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

            (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this
Article VII. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer and the Trust.

            (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor separate Indenture Trustee or successor co-Indenture Trustee.

            (e) The Servicer shall be responsible for the payment of any fees or expenses of any separate Indenture Trustee or co-Indenture Trustee.

            Section 7.14 Indenture Trustee May Enforce Claims Without Possession of Note. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

            Section 7.15 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer under the Servicing Agreement or under this

Indenture shall occur and be continuing, the Indenture Trustee, in its discretion, may, subject to the provisions of 6.04 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Noteholders, the
Note Insurer and the Letter of Credit Bank under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Noteholders, the Note Insurer or the Letter of Credit Bank.

            Section 7.16 Undertaking for Costs. All parties to this Indenture agree (and each holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, the Note Insurer or the Letter of Credit Bank, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the then outstanding principal balance of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the stated maturity as applicable.

            Section 7.17  Representations  and Warranties of Indenture  Trustee.
The  Indenture   Trustee   represents  and  warrants  for  the  benefit  of  the
Noteholders, the Letter of Credit Bank and the Note Insurer that:

            (a) Organization and Good Standing. The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

            (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture, and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

            (c) Binding Obligations. This Indenture, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

            Section 7.18 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee for signature at least five days before such returns are due to be filed. The Indenture Trustee, upon request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Indenture Trustee or the Owner Trustee in their respective individual capacities be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

                                  ARTICLE VIII.

                           EVENTS OF DEFAULT; REMEDIES

            Section 8.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or this Indenture when due; and

            (b) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders (x) on any Payment Date, an amount equal to the principal due on the Outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class B-1 Maturity Date, the Class B-2 Maturity Date or the Class B-3 Maturity Date, as the case may be, any remaining principal owed on the Outstanding Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B-1 Notes, Class B-2 Notes or Class B-3 Notes, as the case may be.

            Section 8.02 Acceleration of Maturity, Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Parties, shall declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable. The Indenture Trustee shall give notice to each Noteholder, the Note Insurer, the Letter of Credit Bank and the Rating Agencies of such declaration.

            (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Pledged Property has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VIII provided, the Controlling Parties, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay:

            (i) all overdue installments of interest on all Class A and Class B Notes;

            (ii) the principal of any of the Class A or Class B Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the applicable Note Rate;

            (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class A and Class B Notes at the rate specified therefor in the applicable Notes; and

            (iv) all sums paid or advanced, together with interest thereon, by the Indenture Trustee, the Note Insurer or the Letter of Credit Bank hereunder or under the Insurance Agreement, the Note Insurance Policy, the Letter of Credit or the Letter of Credit and Reimbursement Agreement, as applicable, and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer, the Letter of Credit Bank and their respective agents and counsel.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subsequent to any such declaration of acceleration and so long as such declaration and its consequences has not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in Section 8.03(b) or (c) hereof, the Indenture Trustee shall give the Noteholders, the
Note Insurer and the Letter of Credit Bank ten days notice of its intention to take such actions.

            Section 8.03 Remedies. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the written direction of the Controlling Parties, may do one or more of the following:

            (b) institute, in its own name and as Indenture Trustee, Proceedings for the collection of the entire amount of principal and interest remaining unpaid on the Notes, or under this Indenture in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Pledged Property securing the Notes the monies adjudged due;

            (c) sell the Pledged Property or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law;

            (d) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Property securing the Notes; or

            (e) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or the Noteholders hereunder.

            Section 8.04 Notice of Event of Default. Within two Business Days after a Responsible Officer obtaining actual knowledge of the occurrence of any Event of Default, the Indenture Trustee shall transmit, by certified mail return receipt requested, hand delivery or overnight courier, to all Noteholders, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 8.05 Exercise of Power by Indenture Trustee. In case an Event of Default has occurred and is continuing to the actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            Section 8.06 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial Proceeding, relating to the Trust or any other obligor upon the Notes or the property of the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of any class of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

            (a) to file and prove a claim for all amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer, the Letter of Credit Bank (including, in each case, any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer, the Letter of Credit Bank and their respective agents and counsel) and the Noteholders allowed in such judicial Proceeding;

            (b) to petition for lifting of the automatic stay and thereupon to foreclose upon the Pledged Property as elsewhere provided herein; and

            (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Note Insurer, the Letter of Credit Bank or the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or to consent or accept or adopt on behalf of the Note Insurer, the Letter of Credit Bank or any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Note Insurer, the Letter of Credit Bank or the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of the Note Insurer, the Letter of Credit Bank or any Noteholder in any such Proceeding.

            Section 8.07 Allocation of Money Collected. If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Notes pursuant to this Article (and any funds then held or thereafter received by the Indenture Trustee) shall be applied in the following order, at the date or dates fixed by the Indenture
Trustee:

                  FIRST: To the payment of all amounts due the Indenture Trustee under Section 7.07 hereof and all Back-up Servicer Fees due to the Back-up Servicer under the Servicing Agreement;

                  SECOND: To the payment of all Premium Amounts due and payable to the Note Insurer;

                  THIRD: To the payment of Class A-1 Note Interest to the Class A-1 Noteholders, Class A-2 Note Interest to the Class A-2 Noteholders, Class A-3
Note Interest to the Class A-3 Noteholders and Class A-4 Note Interest to the Class A-4 Noteholders, pari passu;

                  FOURTH: To the payment of Class B-1 Note Interest to the Class B-1 Noteholders;

                  FIFTH: To the payment of all unpaid Letter of Credit Bank Fees due and payable to the Letter of Credit Bank;

                  SIXTH: To the payment of Class B-2 Note Interest to the Class B-2 Noteholders:

                  SEVENTH: To the payment of the outstanding Class A Note Principal Balance to the Class A Noteholders (in the sequential-pay fashion described in Section 3.04(b)(xii) hereof);

                  EIGHTH: To the payment of all unpaid Reimbursement Amounts, if any, to the Note Insurer;

                  NINTH: To the payment of the outstanding Class B-1 Note Principal Balance to the Class B-1 Noteholders;

                  TENTH: To the payment of the outstanding Class B-2 Note Principal Balance to the Class B-2 Noteholders;

                  ELEVENTH: To the payment of the Letter of Credit Reimbursement Amount, if any, owing to the Letter of Credit Bank;

                  TWELFTH: To the payment of Class B-3 Note Interest to the Class B-3 Noteholders;

                  THIRTEENTH: To the payment of the outstanding Class B-3 Note Principal Balance to the Class B-3 Noteholders;

                  FOURTEENTH: To the payment of the Letter of Credit Additional Reimbursement Amount, if any, owing to the Letter of Credit Bank;

                  FIFTEENTH: To the payment of all reasonable costs and expenses incurred by any Noteholder in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind; and

                  SIXTEENTH: To the payment of any surplus to or at the written direction of the Residual Holder.

            Section 8.08 Waiver of Events of Default. (a) The Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank) or the holders of 66-2/3% of the then outstanding principal balance of the Notes (with the prior written consent of the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank)) may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:


            (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

            (ii) in  respect of a  covenant  or  provision  hereof  which  under
      Article XI cannot be modified or amended without the consent of the Holder of each Note outstanding affected (which only may be waived by the Holders of all Notes outstanding affected).

            (b) A copy of each waiver pursuant to Section 8.08(a) shall be furnished by First Sierra to the Indenture Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

            Section 8.09 Limitation On Suits. No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (b) the Controlling Parties shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

            (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Controlling Parties; and

            (f) the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank) has given its prior written consent; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, the Letter of Credit Bank or the Note Insurer or to enforce any right under this Indenture, except in the manner herein provided.

            Section 8.10 Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the terms of this Indenture (including, without limitation, the limitation on such payments to the extent of Available Funds on each Payment Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

            Section 8.11 Restoration of Rights and Remedies. If the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or any Noteholder has instituted any Proceeding to enforce any right or remedy in accordance with the terms of this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adverse to the Indenture Trustee, the
Note Insurer, the Letter of Credit Bank or to such Noteholder, then and in every such case, the Indenture Trustee, the Note Insurer, the Letter of Credit Bank and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies hereunder shall continue as though no such Proceeding has been instituted.

            Section 8.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 8.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or the Noteholders, or any of them, may be exercised from time to time, as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer, the Letter of Credit Bank or the Noteholders, subject in each case however to the right of the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank) to control any such right and remedy.

            Section 8.14 Control by Controlling Parties. The Controlling Parties shall have the right to direct in writing the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

            (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Holders not consenting.

            Section 8.15 Sale of Pledged Property. (a) The power to effect any sale pursuant to Section 8.03 hereof shall not be exhausted by any one or more sales as to any portion of the Pledged Property remaining unsold, but shall continue unimpaired until the entire Pledged Property securing the Notes shall have been sold or all amounts payable under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. To the extent permitted by applicable law, the Indenture Trustee shall not sell the Pledged Property without the prior written consent of the Note Insurer (or, following the Class A Termination Date, the Letter of Credit Bank).

            (b) The Note Insurer, the Letter of Credit Bank and any Noteholder may bid for and acquire any portion of the Pledged Property securing the Notes in connection with any sale thereof.

            (c) Each of the parties hereby covenants and agrees that a sale of the entirety of the Contracts and the Equipment by a public sale held not less than ten days after notice thereof is commercially reasonable.

            (d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, provided to it by the Servicer, transferring its interest in any portion of the Pledged Property in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey its interest in any portion of the Pledged Property in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

            Section 8.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Trust, the Depositor or the Transferor or by the levy of any execution under such judgment upon any portion of the Pledged Property or upon any of the assets of the Trust, the Depositor or the Transferor.

                                   ARTICLE IX.

                                   TERMINATION

            Section 9.01 Termination of Obligations and Responsibilities. The respective obligations and responsibilities of First Sierra, the Servicer, the Indenture Trustee and the Trust created hereby shall terminate (i) at the option of the Residual Holder, at any time which is 123 days after the payment to Noteholders of all amounts required to be paid to them pursuant to this Indenture, reducing the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero or (ii) after the 120th day following the Class A-4 Maturity Date; provided that all amounts then owing to the Note Insurer, the Letter of Credit Bank and the Indenture Trustee pursuant to the Transaction Documents have been paid to such parties; and provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Indenture of Joseph P. Kennedy, late Ambassador to the Court of St. James. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of First Sierra and the Servicer hereunder and under the Servicing Agreement shall survive the termination of the Trust and of this Indenture. Upon termination of the Trust, the Indenture Trustee shall release any remaining Trust Property to the Residual Holder but not if the Class A Note Principal Balance and the Class B Note Principal Balance have not been reduced to zero or any amounts are owing to the Note Insurer , the Letter of Credit Bank or the Indenture Trustee.

            Section 9.02 Optional Redemption of Notes; Final Disposition of Funds. (a) On any Payment Date following any Calculation Date as of which the sum of (1) the Class A Note Principal Balance and (2) the Class B Note Principal Balance is less than ten percent (10.00%) of the sum of (x) the Initial Class A Note Principal Balance and (y) the Initial Class B Note Principal Balance, the Residual Holder shall have the option to cause the retirement of the Notes by depositing with the Indenture Trustee the sum of (i) the outstanding Class A Note Principal Balance and the outstanding Class B Note Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date), (ii) accrued interest on the related Note Principal Balances at the related Note Rate and (iii) all amounts owed to the Indenture Trustee, the
Note Insurer and the Letter of Credit Bank. Upon receipt of such amounts and all amounts then owed to the Indenture Trustee the Indenture Trustee shall (x) make the final payment in full to the Noteholders, (y) pay all amounts owed to the
Note Insurer and the Letter of Credit Bank and (z) release any remaining Trust Property to the Residual Holder. In the event that the Residual Holder elects to redeem the Notes in accordance with this Section 9.02, the Residual Holder shall be required to notify the Indenture Trustee in writing by no later than two (2) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.02(b).

            (b) Notice of any termination pursuant to this Section 9.02 shall be given promptly by the Indenture Trustee, by letter to Noteholders, the Note Insurer and the Letter of Credit Bank mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Notes will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Class A Notes and Class B Notes on such final Payment Date and
(iv) the address for presentation of the Notes for final payment. On such final Payment Date, the Indenture Trustee shall cause to be distributed to Noteholders an amount equal to (x) the amount otherwise distributable to the Noteholders on such Payment Date but for such purchase pursuant to this Section 9.02 and (y) each Class A and Class B Noteholder's pro rata share (based on the aggregate related Percentage Interest) of the Class A-1 Note Principal Balance, Class A-2 Note Principal Balance, Class A-3 Note Principal Balance, Class A-4 Note
Principal Balance, Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the

Class B-3 Note Principal Balance deposited by the Residual Holder into the Collection Account pursuant to this Section 9.02. After such Payment Date, interest on the Class A and Class B Notes shall cease to accrue.

            (c) The final payment on any Note shall only be made upon the presentation of such Note to the Indenture Trustee at the office specified in the notice described in Section 9.02(b) above. (d) In the event that any amount due to any Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Indenture Trustee upon written direction from the Servicer shall transfer such funds and shall be discharged of any responsibility for such funds and, the Noteholders shall look to the Servicer for payment.

                                   ARTICLE X.

                         NOTEHOLDERS' LISTS AND REPORTS

            Section 10.01 Trust To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Trust will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Trust shall furnish to the Note Insurer, the Letter of Credit Bank or the Trust in writing upon their written request and at such other times as the Note Insurer, the Letter of Credit Bank or the Trust may request a copy of the list of Noteholders.

            Section 10.02 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

            (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

            (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).


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

            Section 10.03 Reports by Trust. (a) The Trust shall:

            (i) file with the Indenture Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and copies of the information documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (i) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (ii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and (ii) of this Section 10.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

            (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end as of December 31 of each year for purposes of this section.

            Section 10.04 Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each August 31, beginning with August 31, 1998, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

            Section 10.05 Compliance Certificates and Opinions, etc. Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee, the Letter of Credit Bank and the Note Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.


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

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. (a) This Indenture may be amended from time to time by the Trust, the Servicer, the Originator and the Indenture Trustee, without the consent of any of the Noteholders but with the consent of the Note Insurer, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee adversely affect in any respect the interests of any Noteholder or the Letter of Credit Bank.

            (b) This Indenture may also be amended from time to time by the Trust, the Servicer, the Originator and the Indenture Trustee with the consent of the Note Insurer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding; provided, further, that no such amendment shall materially and adversely affect the interests of the Letter of Credit Bank or the Class B-2 Noteholders, without the prior written consent of the Letter of Credit Bank; and provided, further, that no amendment to Section 3.03(b) hereof shall be made without the prior written consent of the Letter of Credit Bank.


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

            (c) Prior to the effectiveness of any amendment under Section 11.01(a) or (b), the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

            (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder, the Note Insurer, the Letter of Credit Bank and the Rating Agencies.

            (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under Section 11.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

            (f) The Indenture Trustee, the Note Insurer and the Letter of Credit Bank shall be entitled to receive an officer's certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

            Section 11.02 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article XI shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the TIA.

            Section 11.03 Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) It is understood and intended, and expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of the Notes, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the same class. For the protection and enforcement of the provisions of this Section 11.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.


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

            Section 11.04 Counterparts. For the purpose of facilitating the execution of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

            Section 11.05 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

            Section 11.06 Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002, Attention: Sandy Ho, telephone (713) 221-8822, telecopy (713) 221-1818, (b) in the case of the Trust, Delaware Trust Capital Management Inc., at 900 Market Street, 2nd Floor, Wilmington, Delaware 19801,
Attention: First Sierra Equipment Contract Trust 1997-1, telephone (302) 421-7307, telecopy (302) 421-7742, (c) in the case of the Indenture Trustee, at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group Structured Finance Team, telephone 212-250-4237, telecopy 212-250-6439, (d) in the case of S&P, at 26 Broadway, 15th Floor, New York, NY 10004, Attention: Asset Backed Surveillance, telephone (212) 208-1278, telecopy
(212) 208-8208, (e) in the case of Moody's, at 99 Church Street, New York, NY 10007-2701, telephone (212) 553-1402, telecopy (212) 533-3856, (f) in the case of the Note Insurer, at 113 King Street, Armonk, NY 10504, Attention: Insured Portfolio Management - SF, telephone (914) 273-4545, telecopy (914) 765-3810,
(g) in the  case of  DCR,  55  East  Monroe  Street,  Chicago,  Illinois  60603,
Attention: Asset Backed Monitoring, telecopy (312) 263-2852 and (h) in the case of the Letter of Credit Bank, at 75 Wall Street, New York, New York 10005,
Attention: Edward M. Weber, telephone (212) 429-2552, telecopy (212) 429-2780. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

            Section 11.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this


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

Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

            Section 11.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            Section   11.09  Third  Party   Beneficiary.   The  parties   hereto
acknowledge and agree that each of the Note Insurer and the Letter of Credit Bank is an express third party beneficiary of this Indenture.

            Section 11.10 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of the Servicing Agreement, this Indenture may not be assigned by the Servicer except with prior written consent of the Trust, the Note Insurer, (or, following the Class A Termination Date, the Letter of Credit Bank) and the Holders of the Notes of the applicable Class evidencing Percentage Interests of not less than 66-2/3%. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

            Section 11.11 Binding Effect. This Indenture shall inure to the benefit of, and shall be binding upon the Servicer, the Trust, the Indenture
Trustee and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Indenture. This Indenture shall not inure to the benefit of any Person other than the Trust, the Servicer, the Indenture Trustee, the Note Insurer, the Letter of Credit Bank and the Noteholders.

            Section 11.12 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until terminated pursuant to Section 9.01 hereof.

            Section 11.13 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

            Section 11.14 Exhibits. The Exhibits to this Indenture are hereby incorporated herein and made a part hereof and are an integral part of this Indenture.

            Section 11.15 Calculations. Except as otherwise provided in this Indenture, including, without limitation, with respect to the calculation of interest on the


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

Class A-1 Notes, all interest rate calculations under this Indenture, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be equal 30 day periods) and will be carried out to at least seven decimal places.

            Section 11.16 No Proceedings. The Servicer, the Originator, the Trust and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.


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

            IN WITNESS WHEREOF, the Trust, the Servicer, the Originator and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, all as of the day and year first above written.


                                  FIRST SIERRA EQUIPMENT CONTRACT
                                     TRUST 1997-1, as Issuer

                                  By: DELAWARE TRUST CAPITAL
                                      MANAGEMENT, INC., not in its individual
                                      capacity but solely as Owner Trustee

                                  By ________________________________________
                                      Name:
                                      Title:

                                  FIRST SIERRA FINANCIAL, INC., as Servicer
                                     and as Originator

                                  By ________________________________________
                                      Name:
                                      Title:

                                  BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely
                                      as Indenture Trustee

                                  By ________________________________________
                                      Name:     Patricia M.F. Russo
                                      Title:    Vice President


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